UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 16, 2005

                            Denny's Corporation
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            (Exact name of registrant as specified in its charter)

 Delaware                        0-18051                       13-3487402
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(State or other              (Commission File                 (IRS Employer
 jurisdiction of                   Number)                 Identification No.)
 incorporation)


 203 East Main Street, Spartanburg, SC                         29319-0001
 -------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 597-8000


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          (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 1.01 Entry into a Material Definitive Agreement.

A brief description of the terms of Mark Wolfinger's employment with Denny's Corporation (the "Company"), as agreed upon by Mr. Wolfinger and the Company, is set forth under Item 5.02 of this report.


ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2005, the Company announced Andrew F. Green has tendered his resignation as Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) effective September 23, 2005.

The Company concurrently announced the appointment of Mark Wolfinger, 50, to the position of Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) effective September 26, 2005.

The Company's press release announcing these events is attached hereto as
Exhibit 99.1 to this report, and is incorporated herein by reference.

Mr. Wolfinger formerly served as the Chief Financial Officer of Danka Business Systems, one of the largest independent providers of enterprise imaging systems and services. There are no family relationships between Mr. Wolfinger and any director or executive officer of the Company and no transactions between Mr. Wolfinger or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K. Additional biographical information relating to Mr. Wolfinger is included in the press release attached as Exhibit 99.1 to this report.

The material terms of Mr. Wolfinger's employment with the Company, as the Company's Senior Vice President and Chief Financial Officer, are as follows: (a) employment will commence on or before September 26, 2005 (prior to such date Mr. Wolfinger has agreed to serve the Company as a consultant two days per week beginning the week of August 22, 2005, and will be compensated by the Company on a per diem basis), (b) an annual base salary of $425,000, (c) a $50,000 sign-on bonus to assist with transition costs and in recognition of benefits forfeited, which bonus will be grossed up to accommodate Mr. Wolfinger's tax liability, (d) tuition costs to be paid on Mr. Wolfinger's behalf to the school his three children attend for the 2005-2006 school year, (e) participation in the Company's 2005 Corporate Incentive Program at a target rate of 65% of base salary (with the 2005 bonus payout guaranteed, on a pro-rata basis, at the maximum amount eligible to be earned under the program), (f) subject to final approval by the Company's Board of Directors, issuance under the Denny's Corporation 2004 Omnibus Incentive Plan of: (1) 300,000 stock options with a 10-year term which vest in one-third annual increments with an exercise price of the market price on the date of grant and (2) 300,000 performance-based restricted stock units pursuant to the Company's 2005 Peer Total Shareholder Return Program (currently under development), which can be earned in one-third increments over the next three years based on the total shareholder return performance of the Company versus peer companies over a July-June time frame,
(g) eligibility for one year to participate in the Company's comprehensive relocation program which includes guaranteed purchase of existing residence, and
(h) assistance with temporary living expenses until December 31, 2005 in the amount of $3,250 per month, grossed up to accommodate Mr. Wolfinger's tax liability. In addition to the terms described above, in the event of Mr. Wolfinger's involuntary termination without cause he will be entitled to receive an amount equal to 100% of his existing annual base salary. If such termination without cause occurs within one year of a change in control of the Company, then he will be entitled to receive 200% of his existing annual base salary and targeted annual incentive compensation.


ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 - Press release dated August 17, 2005 announcing Chief Financial Officer transition.



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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Denny's Corporation


Date:  August 22, 2005                           /s/ Rhonda J. Parish
                                                 ---------------------------
                                                 Rhonda J. Parish
                                                 Executive Vice President,
                                                 Chief Administrative Officer,
                                                 General Counsel and Secretary